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                                                                   Exhibit 10.15

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement") is effective as of the 30th day of November, 2004 (the "Effective Date"), as entered into by and between PLANET TECHNOLOGIES, INC., a California corporation (the "Company"), and DR. ROBERT PETCAVICH ("Consultant") with respect to the following facts:

                                    RECITALS

      A. Consultant has extensive experience and know-how related to the intellectual property developed by the Company (the "Intellectual Property").

      B. Customers of the Company to whom the Company has sold and licensed intellectual property (the "Customers") require ongoing support and consulting services (the "Services").

      C. The Company will enter into consulting agreements with the Customers to provide such Services.

      D. The Company desires to retain Consultant to provide the Services to the Customers related to the Intellectual Property.

      E. Consultant is willing and desires to provide the Services to the Customers, and, from time to time, to the Company with prior authorization from the Company's Board of Directors (the "Board"), upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties agree as follows:

      1. Term and Amount of Service. The Company hereby retains Consultant for a period of one (1) year beginning as of the Effective Date and such Agreement until shall be automatically renewed on an annual basis unless terminated in writing on thirty (30) days written notice by either the Company or the Consultant (the "Term"). Upon request by the Customers, and at times mutually agreed upon by the Customers and Consultant, Consultant shall devote such time as is agreed to between the Customers and Consultant. Consultation may be sought by each Customer over the telephone, in person at the Consultant's office, at the Customer's offices or another reasonable location or through written correspondence.

      2.    Services to Be Provided.

            a. To the Customers. Consultant agrees to provide the Services to the Customers related to the Intellectual Property as the Customers may request. All services provided by Consultant for the Customers are to be performed solely pursuant to the terms and conditions of this Agreement and Consultant agrees not to contract directly with Customers to provide services during the term of this Agreement without the approval of Company's Board of Directors. Consultant's provision of Services to the Customers will be limited to the specific work to which each Customer and the Company may agree.

            b. To the Company. Consultant may from time to time be requested to provide the Services to the Company but only as the Company may request with prior written authorization from the Board.

            a. Consulting Fees. Upon execution of the Agreement, the Company agrees to grant Consultant a one time non-qualified stock option under the Company's 2000 Stock Option Plan to purchase 500 post-reverse split shares. Additionally, the Company agrees it shall pay Consultant consulting fees at an hourly rate mutually

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agreeable by the Company and Consultant depending on the scope of the project requiring Consultant's services.

            b. Expense Reimbursement. Consultant shall be entitled to request reimbursement from the Company for expenses authorized in writing by the Chief Executive Officer and reasonably incurred in the course of carrying out the Services.

            c. Payment of Fees. Consulting fees and reimbursements will be paid within five (5) business days of receipt of payment from each Customer.

      4. Independent Contractor; Withholding. Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company or the Customers. Consultant will not act as an agent nor shall he be deemed to be an employee of the Company or the Customers for the purposes of any employee benefit program, unemployment benefits, or otherwise. Consultant recognizes that no amount will be withheld from any compensation for payment of any federal, state, or local taxes and that Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.

      5. Indemnification. In the event any person or entity who is not a party to this Agreement makes any claim or demand, or brings any legal action, arbitration, or other proceedings against Consultant relating solely to Consultant's provision of the Services during the Term, the Company hereby agrees to indemnify and hold Consultant harmless from all such third party claims, or claims by the Company for indemnity regarding such third party claims, and all damages, expenses, losses, liability, or attorneys' fees which Consultant may incur therefrom (hereinafter collectively referred to as "liability"), except liability arising out of or in connection with any illegal acts committed by Consultant, and/or liability which results from Consultant's negligence or Consultant's intentional torts.

      6. Civil Code Waiver. Each party expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      Thus, notwithstanding the provisions of Section 1542 and except as expressly provided in this Agreement, and for the purpose of implementing a full and complete release and discharge of the Released Parties, each party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that any party does not know or suspect to exist in the other party's favor at the time of execution of this Agreement, and this Agreement contemplates the extinguishment of any of these claims.

      7. Confidential Information. Consultant acknowledges that during Consultant's employment and the Term of this Agreement, Consultant had and will have access to and became acquainted with the Company's confidential and proprietary information, including but not limited to the Company's products and services, confidential information regarding its customers and other compilations of information and records. In consideration of the covenants made by the Company herein, Consultant agrees that he shall not directly or indirectly disclose or otherwise use the confidential and proprietary information of the Company.

      8. Relationship of the Parties. Nothing contained herein shall be construed to place the parties in the relationship of employer/employee, partners, or joint venturers. Except as otherwise provided in this Agreement, the Company shall have no power to obligate or bind Consultant in any manner whatsoever. Consultant shall have no power

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to obligate or bind Company in any manner whatsoever, other than as provided by this Agreement.

      9. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The rights of the Company and Consultant hereunder may not be assigned without the prior written consent of the other party.

      10. Severability. Should any provision of this Agreement or application thereof be declared invalid, void or unenforceable for any reason, the validity and binding effect of the remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void or unenforceable provision eliminated. To this end, the provisions of this Agreement are severable.

      11. Governing Law. Except to the extent governed by the laws of the United States, this Agreement is to be governed and construed under the internal laws of the State of California and that venue shall be proper for all purposes in San Diego County, California.

      12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be the same document. Such counterparts may be executed and delivered in person or via facsimile.

      13. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or be liable for any alleged representation, promise, inducement, or statement not set forth herein.

      14. Modification. This Agreement may not be modified, amended, superseded, or cancelled, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, without a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

      15. Arbitration. Except as otherwise provided by law, any controversy or claim arising out of or relating to this Agreement, the relationship created hereby, the breach or termination thereof, or otherwise, shall be settled by arbitration in San Diego County, California, in accordance with the Labor Arbitration Rules of the American Arbitration Association, wherein "collective bargaining agreement" or "submission" shall be deemed to be this Agreement, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. BY AGREEING TO ARBITRATION UNDER THIS PARAGRAPH, BOTH CONSULTANT AND THE COMPANY UNDERSTAND THAT THEY ARE AGREEING TO HAVE ANY DISPUTE RELATING TO THIS AGREEMENT DECIDED BY A NEUTRAL ARBITRATOR, AND AS TO THOSE DISPUTES DECIDED BY THE NEUTRAL ARBITRATOR, CONSULTANT AND THE COMPANY ARE GIVING UP THEIR RIGHT TO A JURY OR COURT TRIAL AND, IN ADDITION, CONSULTANT AND THE COMPANY WAIVE ANY RIGHT TO SEEK PUNITIVE DAMAGES.

               Consultant _______               Company _______

      16. Attorneys' Fees and Costs. In any arbitration or other action, the prevailing party shall be entitled to recover from the losing party its reasonable costs and actual attorneys' fees. The "prevailing party" means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the one in whose favor a judgment is rendered.

      17. Waivers; Cumulative Remedies. The failure of any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce any and every term and condition of this Agreement. Any remedies provided for herein are cumulative, and not in substitution for any other remedy any party may have at law or in equity. No delay on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege

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preclude any other or further exercise thereof.

      18. Representation. The parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under this Agreement, and that each enters into this Agreement freely and voluntarily. Consultant further acknowledges he has had the opportunity to consult with an attorney of his choice who is completely independent of and in no way connected with the Company, to explain the terms of this Agreement and the consequences of signing it.

      19. Headings. All paragraph headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

      20. Further Assurances. The parties agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such documents and other instruments and shall perform such acts and deeds as may be reasonably required or desirable to effectuate the transactions contemplated by this Agreement or to otherwise carry out the terms and conditions of this Agreement.


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                                 SIGNATURE PAGE
                                       TO
                              CONSULTING AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be effective as of the date first set forth above.

                                   CONSULTANT:

                                   _______________________________
                                   Dr. Robert Petcavich

                                   THE COMPANY:

                                   PLANET TECHNOLOGIES, INC.

                                   By: ____________________________
                                        Scott L. Glenn,
                                        President and Chief Executive Officer

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